SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material pursuant to sec.240.14a-11(c) or sec.240.14a-12

[ ] Confidential, for Use of the commission only (as permitted by Rule 14a-6(e)(2))

                           VERMONT PURE HOLDINGS, LTD.
                (Name of Registrant as Specified In Its Charter)

                                 NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILLING FEE (CHECK THE APPROPRIATE BOX):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies :

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

--------------------------------------------------------------------------------

                           VERMONT PURE HOLDINGS, LTD.
                             1050 BUCKINGHAM STREET
                          WATERTOWN, CONNECTICUT 06795

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 26, 2006

                              ---------------------

      The Annual Meeting of Stockholders of Vermont Pure Holdings, Ltd. will be held at the offices of Pepe & Hazard LLP, 30 Jelliff Lane, Southport, Connecticut 06890 on Wednesday, April 26, 2006, at 11:00 a.m. local time, for the following purposes:

      1. to elect seven directors to hold office until the Annual Meeting of Stockholders in 2007 and until their respective successors have been duly elected and qualified; and

      2. to transact such other business as may properly come before the meeting and any adjournment(s) of the meeting.

      The record date for the Annual Meeting is March 1, 2006. Only stockholders of record at the close of business on March 1, 2006 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

      PLEASE READ THE ATTACHED PROXY STATEMENT, WHICH CONTAINS INFORMATION ABOUT THE ACTIONS TO BE TAKEN AT THE MEETING. IN ORDER TO ASSURE THE PRESENCE OF A QUORUM, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU SO DESIRE AT ANY TIME BEFORE IT IS VOTED.

                                              By Order of the Board of Directors

                                              Bruce S. MacDonald
                                              Secretary

Watertown, Connecticut
March 15, 2006

                           VERMONT PURE HOLDINGS, LTD.

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                               GENERAL INFORMATION

      We are providing you with this Proxy Statement and the enclosed form of proxy in connection with solicitation of proxies by the Board of Directors, or the Board, of Vermont Pure Holdings, Ltd. to be used at our Annual Meeting of Stockholders to be held on April 26, 2006, and any adjournment(s) of the meeting. The matters to be considered at the Annual Meeting are set forth in the Notice of Meeting.

      Our executive offices are located at 1050 Buckingham Street, Watertown, Connecticut 06795 and our telephone number is 860-945-0661. We are sending this Proxy Statement and the enclosed form of proxy to stockholders of record on or about March 15, 2006.

RECORD DATE AND OUTSTANDING SHARES

      The Board has fixed the close of business on March 1, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments of the meeting. As of February 22, 2006, we had 21,655,645 shares of Common Stock outstanding at a par value of $.001 per share. Each of our stockholders will be entitled to one vote for each share of Common Stock held of record by that stockholder.

SOLICITATION AND REVOCATION

      Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given in response to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted

      "FOR" the election of the nominees listed below under "Election of Directors,"

and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any adjournments of the meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given in response to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date.

QUORUM

      The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. The shares subject to a proxy which are not being voted on a particular matter will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

VOTING

      If a quorum is present at the Annual Meeting, the persons nominated for election as directors will be elected by a plurality of the shares of Common Stock voted at the Annual Meeting. "Plurality" means that the nominees who receive the highest number of votes will be elected as the directors for the ensuing year.

      We know of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies we receive will be voted on that matter in accordance with the best judgment of the persons named in the proxies.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

      Vermont Pure is a "controlled company" under the Corporate Governance Rules of the American Stock Exchange (AMEX), which means that a majority of its issued and outstanding voting stock is controlled by a single person or related group of persons, and that the company has elected controlled company status.

      A controlled company is exempted from certain rules otherwise applicable to companies whose securities are listed on AMEX, including (1) the requirement that a the company have a majority of independent directors; (2) the requirement that nominations to the company's Board be either selected or recommended by a nominating committee consisting solely of independent directors; and (3) the requirement that officers' compensation be either determined or recommended by a compensation committee consisting solely of independent directors.

      The Board has nominated the seven incumbent directors to serve as candidates for election as director, to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

      For more information about our nominations procedures and other corporate governance matters, see the section entitled, "Corporate Governance" in this Proxy Statement. In case any of these nominees should become unavailable for election to the Board, an event which is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

      Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted "FOR" the election of the seven candidates.

                        DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information concerning each of our directors continuing in office and each of our current executive officers. Henry
E. Baker is the father of Peter K. Baker and John B. Baker.

         NAME           AGE                     POSITION
----------------------  ---  -------------------------------------------------
Ross S. Rapaport......   63  Chairman of the Board
Henry E. Baker........   73  Director, Chairman Emeritus
Peter K. Baker........   46  Chief Executive Officer, President, and Director
John B. Baker.........   51  Executive Vice President and Director
Phillip Davidowitz....   74  Director
Martin A. Dytrych.....   49  Director
John M. LaPides.......   46  Director
Bruce S. MacDonald....   47  Chief Financial Officer, Treasurer, and Secretary

      The business experience during at least the last five years of each of these individuals is as follows:

      Ross S. Rapaport became a director in October 2000. Since June 2002, Mr. Rapaport has been of counsel to Pepe & Hazard LLP, a law firm with offices in Hartford and Southport, Connecticut, and Boston, Massachusetts, that we employ from time to time. He has practiced in the area of corporate and general business law for more than 35 years. He has provided legal advice to Crystal Rock, which became a subsidiary of Vermont Pure Holdings in 2000, since 1974 and serves as trustee of the Baker family trusts.

      Henry E. Baker became a director and our chairman emeritus in October 2000. From 1947 to October 2000, he was employed at Crystal Rock. He was appointed president of Crystal Rock and became chairman of its board of directors in 1965. Mr. Baker served on the board of directors of the International Bottled Water Association, or IBWA, for two decades. He was inducted into the Beverage World Bottled Water Hall of Fame in 1990.

      Peter K. Baker became a director and our president in October 2000. In November 2005, he was named our Chief Executive Officer while retaining his other positions. From 1977 to October 2000, he was employed at Crystal Rock, serving as its co-president from 1993 to 2000. He has served on the board of directors of the IBWA and as its chairman during the 1998-1999 term.

      John B. Baker became our executive vice president in October 2000 and a director in September 2004. From 1975 to October 2000, he was employed at Crystal Rock, serving as its co-president from 1993 to 2000.

      Phillip Davidowitz has been a director since June 1998 and serves on our audit and compensation committees. Mr. Davidowitz, who is retired, was president of TSC Clearing

Services, Inc. from 1980 to 2001 and a member of the New York Stock Exchange and vice chairman of Transatlantic Securities Company from 1988 to 2001. TSC Clearing Services was a wholly-owned subsidiary of Transatlantic Securities Company. Transatlantic Securities Company was a member of the New York Stock Exchange and executed orders for clients on an agency basis only and cleared its own transactions.

      John M. LaPides became a director in November 2005 and serves on our audit and compensation committees. Since 1987, he has served as the President of Snow Valley, Inc., a home and office refreshment company located in Maryland that he established. He is a past President of the IBWA, where he has served 14 years as a director and nine years as a member of the IBWA executive committee. Since 2001, Mr. LaPides has been an Entrepreneur in Residence at the Dingman Center for Entrepreneurship at the Robert Smith School of Business at the University of Maryland.

      Martin A. Dytrych became a director in November 2005 and serves on our audit and compensation committees. He is a certified public accountant and since 1981 has been with the accounting firm Lamn, Krielow, Dytrych & Co., P.A. He has been a stockholder of that firm since 1985. He is a member of the AICPA, the Florida Institute of CPAs and the Association of Certified Fraud Examiners. He is also a Diplomat of the American Board of Forensic Accounting Examiners.

      Bruce S. MacDonald has been our chief financial officer and treasurer since May 1993. He has also served as our secretary since June 1999. From 1987 to May 1993, Mr. MacDonald was controller of Cabot Cooperative Creamery Incorporated.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

      Summary compensation table. The following table sets forth certain information about the compensation we paid or accrued with respect to our chief executive officer and our most highly compensated officers (other than our chief executive officer) who served as executive officers during our fiscal year ended October 31, 2005 and whose annual compensation exceeded $100,000 for fiscal 2005. Effective November 1, 2005, Timothy G. Fallon resigned as our Chief Executive Officer and a director.

      Other annual compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than ten percent (10%) of the executive officers' respective total annual salary and bonus.

      SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION      LONG TERM COMPENSATION
                                   ---------------------  ----------------------------
                                                           RESTRICTED      SECURITIES    ALL OTHER
                                                              STOCK        UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)  BONUS ($)   AWARD(S)($)      OPTIONS(#)     (1)($)
---------------------------  ----  ----------  ---------  ------------     -----------  -------------
Timothy G. Fallon            2005  $  212,500  $168,000   $    140,250 (2) 100,000      $  273,453 (3)
Chief Executive Officer      2004  $  275,000  $ 95,000   $     35,200     200,000      $   16,398
                             2003  $  275,000  $102,000            -0-         -0-      $   16,269

Peter K. Baker               2005  $  200,000  $120,378            -0-         -0-      $   13,622
President                    2004  $  250,000       -0-            -0-         -0-      $    9,772
                             2003  $  250,000  $ 40,715            -0-         -0-      $    9,285

John B. Baker                2005  $  200,000  $119,622            -0-         -0-      $   14,378
Executive Vice President     2004  $  250,000       -0-            -0-         -0-      $    3,081
                             2003  $  250,000  $ 50,000            -0-         -0-            -0-

Bruce S. MacDonald           2005  $  132,692  $ 63,000            -0-      50,500      $   15,000
Chief Financial Officer,     2004  $  118,000       -0-   $     22,000         -0-      $   12,331
Treasurer, and Secretary     2003  $  115,000       -0-            -0-         -0-      $   15,000

----------
(1) Includes automobile and life and disability insurance allowances. For fiscal year 2005, we paid the following:

                  Automobile  Insurance
                  ----------  ---------
Timothy Fallon     $13,033     $10,420
Peter Baker        $13,622           -
John Baker         $14,378           -
Bruce MacDonald    $10,454     $ 4,546

(2) Shares were granted in January 2005, did not vest and were retired upon the resignation of the officer. The value of these shares as of October 31, 2005 was $153,000.

(3) Includes $250,000 accrued in fiscal year 2005 in conjunction with the Severance Agreement with Mr. Fallon, whose resignation was effective November 1, 2005. These payments will be made to Mr. Fallon from May, 2006 to October 2007.

      Option grants table. The following table sets forth certain information about stock options granted during the 2005 fiscal year by us to the executive officers named in the summary compensation table.

      Amounts reported in the last two columns above represent hypothetical values that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compounded rates of appreciation of the price of our common stock over the term of the options. These numbers are calculated based on the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of the exercise of the option and the sale of the common stock, as well as the future performance of the common stock. The rates of appreciation assumed in this table may not be achieved and the officers may never receive the amounts reflected. This table does not take into account any change in the price of the common stock after the date of grant. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

                        OPTION GRANTS IN LAST FISCAL YEAR

                        INDIVIDUAL GRANT
                    ----------------------                        POTENTIAL REALIZABLE
                                % OF TOTAL                           VALUE AT ASSUMED
                     NUMBER OF    OPTIONS                          ANNUAL RATES OF STOCK
                    SECURITIES  GRANTED TO                        PRICE APPRECIATION FOR
                    UNDERLYING   EMPLOYEES  EXERCISE                   OPTION TERM
                      OPTIONS    IN LAST     PRICE    EXPIRATION  ----------------------
       NAME         GRANTED(#)     YEAR      ($/SH)      DATE        5%($)       10%($)
------------------  ----------  ----------  --------  ----------  ----------   ---------
Timothy G. Fallon   100,000 (1)    42%       $ 2.36    1/20/15     $ 148,000   $ 376,000
Bruce S. MacDonald   50,500 (1)    21%       $ 2.36    1/20/15     $  75,000   $ 190,000

----------
(1) Stock options were granted at the fair market value of our common stock on the date of the grant. The stock option is fully vested and expires ten years from the date of grant.

      Fiscal year-end option table. The following table sets forth certain information regarding stock options held as of October 31, 2005 by the executive officers named in the summary compensation table.

      The value realized upon the exercise of options is based on the last sale prices of the common stock on the respective dates of exercise, as reported by the AMEX, less the applicable option exercise prices. The value of unexercised in-the-money options at fiscal year end is based on $2.04 per share, the last sale price of our common stock on October 31, 2005, as reported on the AMEX. Actual gains, if any, will depend on the value of the common stock on the date of the sale of the shares.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                                   VALUE OF UNEXERCISED
                                                      NUMBER OF SECURITIES       IN-THE-MONEY OPTIONS AT
                                                     UNDERLYING UNEXERCISED               FY-END
                                                      OPTIONS AT FY-END (#)                 ($)
                    SHARES ACQUIRED     VALUE      ----------------------      --------------------------
       NAME         ON EXERCISE (#)  REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------  ---------------  ------------  -----------  -------------  -----------  -------------
Timothy G. Fallon        -0-             -0-       1,080,000(1)     - 0 -          - 0 -        - 0 -
Bruce S. MacDonald       -0-             -0-         266,500(2)     - 0 -          - 0 -        - 0 -

----------
(1) Options expired on December 1, 2006 as a result of the resignation of the officer.

(2) Options for 26,000 shares expired on December 6, 2005 under the terms of the option agreement.

EMPLOYMENT CONTRACTS, CHANGE-IN-CONTROL ARRANGEMENTS AND SEVERANCE CONTRACTS

      We have employment agreements with our executive officers. The executive officer agreements in effect as of February 1, 2006 were as follows:

Peter K. Baker and John B. Baker

      We have agreements with Peter Baker and John Baker dated January 1, 2005 and expiring December 31, 2007, subject to earlier termination as set forth in the agreement. Peter Baker is currently employed as our Chief Executive Officer and President; John Baker, as our Executive Vice President. Each receives an initial base salary of $200,000, subject to annual review by the Compensation Committee of the Board, and they are eligible to receive bonuses. The size of the bonus ranges from $40,000 to $96,000 depending on our ability to achieve stated levels of target earnings before interest, taxes, depreciation, and amortization (EBITDA); no bonus is due if we do not achieve at least 90% of our EBITDA target level. Each officer earned $64,000 under this provision for fiscal year 2005. The size of the maximum bonus for achieving quarterly business goals is $20,000 per year. They each earned the maximum amount of the quarterly bonuses in 2005. In fiscal 2006, the quarterly business goal is dependant upon compliance with the financial covenants set forth in the credit agreement with our senior lender.

      We will reimburse each of the Bakers up to $50,000 for buying disability and other insurance that we do not offer as an employee benefit, if he elects to obtain it, and leasing and operating an automobile. To the extent that the actual costs incurred by the officer are less than $50,000, we will pay him the unapplied balance in the form of a guaranteed bonus. Subject to the fiduciary duties of the Board, we will use our best efforts to have each of the Bakers elected as a member of the Board of Directors, and Peter Baker elected as a member of the Executive Committee of the Board, should the Board have an Executive Committee. (Under a separate agreement, members of the Baker family may have rights with respect to election to the Board even if they cease to be employees.) The agreements with the Messrs. Baker contain confidentiality provisions and a non-competition clause that prohibits competition during the term of employment and while the officer is receiving severance benefits or for a period of 12 months in the event the officer is terminated without entitlement to severance benefits.

      We can terminate the employment of the Messrs. Baker at any time and for any reason. If we decide to do so, we can give the officer a special notice during the period November 1, 2006 to December 31, 2006 that his agreement will terminate without cause on December 31, 2007. This is called a notice of planned termination. If we give such a notice, at the end of the contract we will pay the officer an amount equal to the sum of his annual base salary at December 31, 2007, plus $150,000, payable over 12 months. If we do not give the special notice, and we terminate the officer's employment without cause or the contract otherwise expires, we would be required to pay him an amount equal to (x) two times the sum of (i) his annual base salary at the termination date, plus (ii) $50,000, plus (y) $100,000, payable over 24 months. If there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of the officer's employment for any reason, then we would be required to pay him an amount equal to the sum of his annual base salary at the termination date, plus $150,000, payable over 24 months. If we determine that federal tax law requires the suspension of any post-termination payments for six months, then we have the right to suspend and accrue such payments for six months, at which point we will pay the accrued amount to the officer and monthly payments will resume.

Henry E. Baker

      Our agreement with Henry Baker provides that he will be Chairman Emeritus from July 1, 2005 to June 30, 2008. Mr. Baker is required to make himself reasonably available to us for consultation for at least 20 hours per calendar month. His base annual salary is $47,000, subject to annual review by the Board. We provide him with an automobile allowance of up to $12,000 per year for his actual cost of leasing and operating an automobile. Subject to the fiduciary duties of the Board, we use our best efforts to have Mr. Baker elected as a member of the Board, so long as the former stockholders of Crystal Rock hold in the aggregate at least 40% of our outstanding shares.

      Henry Baker's employment agreement is substantially the same as the agreements with other officers with respect to confidentiality and non-competition. His agreement regarding severance following termination requires us to pay him monthly severance benefits for the remaining term of his agreement at an annual rate equal to his base annual salary, subject to various limits. If he leaves employment for "good reason," which means if we require him to relocate his home a distance of more than 50 miles, if we assign him duties materially inconsistent with his position, or we materially breach our agreement with him, he will be entitled to the same payments as if we had terminated his employment without cause. Finally, if there is a "change of control," as defined in the agreement, of the company, followed within 30 days by the termination of Mr. Baker's employment for any reason, then we would be required to pay him monthly severance benefits for 24 months or the remaining term of his agreement, whichever is less, at the same annual rate that applies in case of termination.

Bruce S. MacDonald

      Our agreement with Mr. MacDonald became effective March 24, 2005, terminates on December 31, 2007, and provides that he will be our Chief Financial Officer, Vice President of Finance and Treasurer. The agreement specifies that he will receive an annual salary of $135,000, subject to annual review by the Compensation Committee of the Board, and he is eligible to receive an annual bonus of $30,000 to $72,000 depending on our ability to achieve stated levels of target EBITDA. In fiscal year 2005, Mr. MacDonald earned a bonus under this provision, based on our performance, of $48,000. He is also eligible to receive a quarterly bonus. The size of the maximum bonus for achieving quarterly business goals is $15,000 per year. He earned the maximum amount of the quarterly bonuses set forth in the agreement in fiscal year 2005. In fiscal 2006, the quarterly business goal is dependant upon compliance with the financial covenants set forth in the credit agreement with our senior lender.

      We will reimburse Mr. MacDonald for up to $15,000 for buying insurance that we do not offer as an employee benefit, if he elects to obtain it, and leasing and operating an automobile. The agreement with Mr. MacDonald also contains confidentiality provisions and a non-competition clause substantially the same as those described above for the Messrs. Baker.

      We can terminate the employment of Mr. MacDonald at any time and for any reason. If we decide to do so, we can give the officer a special notice during the period November 1, 2006 to December 31, 2006 that his agreement will terminate without cause on December 31, 2007. This is called a notice of planned termination. If we give such a notice, at the end of the contract we will pay him monthly severance benefits for 12 months equal to: (i) his annual base salary at December 31, 2007, plus (ii) $75,000, and (iii) fringe benefits as defined in the agreement, subject to various limitations.

      If we terminate Mr. MacDonald's employment before the agreement expires and without cause or there is a "change of control," as defined in the agreement, followed within 30 days by the termination of Mr. MacDonald's employment for any reason, we will be required to pay him monthly severance benefits for 24 months equal to: (i) twice his base annual salary, plus (ii)

$75,000 upon termination without cause or before the agreement expires and $150,000 upon a change of control and (iii) fringe benefits as defined in the agreement, subject to various limits.

      If we determine that federal tax law requires the suspension of any post-termination payments for six months, then we have the right to suspend and accrue such payments for six months, at which point we will pay the accrued amount to the officer and monthly payments will resume.

Timothy G. Fallon

      In a letter dated August 29, 2005, Timothy G. Fallon resigned as our Chief Executive Officer and director effective November 1, 2005, thereby terminating most of the provisions of his Employment Agreement with us dated January
1, 2005.

      In conjunction with Mr. Fallon's resignation, we entered into a Severance Agreement which provides for severance payments totaling $200,000, payable $50,000 on May 1, 2006 followed by 18 equal monthly payments of $8,333, ending November 1, 2007. Mr. Fallon has agreed to provide consulting services with regard to general business matters (for two years) and with respect to our pending lawsuit against Nestle Waters North America (until that lawsuit is concluded). For his consulting services, we have agreed to pay Mr. Fallon a consulting fee of $50,000 on May 1, 2006, plus his reasonable travel and other out-of-pocket expenses. The total amount of the payments under the agreement was expensed on our financial statements for fiscal year 2005.

      The Severance Agreement includes customary provisions regarding the confidentiality of our information and clarifies or modifies several provisions of his Employment Agreement. First, we agreed that Mr. Fallon's fiscal year 2005 bonus under the Employment Agreement would not be less than $110,000. Second, the Severance Agreement clarifies that none of the 75,000 shares of restricted stock granted to Mr. Fallon pursuant to the Employment Agreement vested, and that all of those shares were forfeited. Third, the parties extended the non-competition provisions of Mr. Fallon's Employment Agreement from 12 months to 24 months. Mr. Fallon has also given us a general release of claims. In case of a willful or intentional failure by Mr. Fallon to provide consulting services as agreed, then he will be liable for the return of his entire consulting fee, and he will forfeit any portion of his severance payments that are not yet due and payable. If there is a change of control or a sale of all or substantially all of our assets prior to November 1, 2007, then all amounts under the Severance Agreement that have not yet been paid to Mr. Fallon will become due and payable.

      In February 2006, we paid Mr. Fallon $138,000 as a bonus based on the performance criteria in his Employment Agreement to complete our total bonus obligation under the agreement.

COMPENSATION OF DIRECTORS

      Commencing with our 2006 fiscal year, compensation for the Board of Directors for all services by non-employee directors (currently, our chairman and three other directors) will be $25,000 per year, payable quarterly in arrears. Directors who are also employees will not receive any separate compensation for their service as directors other than outlined in the agreements above.

      Previously, in fiscal year 2005, non-employee directors received $1000 per Board meeting ($400 per committee meeting) attended and $7,500 per year, subject to reduction if the director failed to attend a specified number of meetings. The former Chairman of the Board received an additional $10,000 annually. Non-employee directors also received grants of 5,000 stock options per year, plus an additional 5,000 stock options per year if certain attendance criteria were met. On November 1, 2005, each non-employee director serving on that date was entitled to an automatic option grant of 5,000 shares. All of the directors entitled to this option refused the grant. Automatic option grants for directors were terminated as of November 2, 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      This table and its accompanying footnotes set forth certain information as of March 1, 2006 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) our executive officers named in the summary compensation table, except for Mr. Fallon, who resigned as our chief executive officer and a director effective November 2, 2005, and (iv) all of our directors and executive officers as a group (based upon information furnished by such persons). The business address of the group constituting a 5% shareholder and each officer and director is c/o Vermont Pure Holdings, Ltd., 1050 Buckingham Street, Watertown, Connecticut 06795.

                                                           AMOUNT AND NATURE OF
                        NAME                               BENEFICIAL OWNERSHIP   PERCENT OF CLASS
--------------------------------------------------------   --------------------   ----------------
Henry E. Baker, John B. Baker, Peter K. Baker and Ross
  S. Rapaport, individually and as a trustee, as a group       10,932,155(1)          48.2%(2)
Ross S. Rapaport, individually and as trustee                   4,119,358(3)(4)       18.2%
Henry E. Baker                                                  1,065,219              4.7%
Peter K. Baker                                                  2,871,289             12.7%
John B. Baker                                                   2,876,289             12.7%
Phillip Davidowitz                                                116,200(5)             *
Martin A. Dytrych                                                       -                -
John M. LaPides                                                         -                -
Bruce S. MacDonald                                                280,065(6)           1.2%
All executive officers and directors as a group
  (8 individuals)                                              11,328,420(7)          50.0%

----------
*     Beneficially owns less than one percent

(1) Information is based on a Schedule 13D/A filed with the SEC on September 16, 2005 by Henry E. Baker, John B. Baker, Ross S. Rapaport, as an individual and in his capacity as a trustee (the Baker Family Group). The
      Schedule 13D/A states that as of that date, the Baker Family Group held 10,812,855 shares, as follows: Henry Baker has sole voting and dispositive power with respect to 1,065,219 shares, John Baker has sole voting and dispositive power with respect to

      2,876,289 shares, Peter Baker has sole voting and dispositive power with respect to 2,871,289 shares, and Mr. Rapaport has sole voting and dispositive power with respect to 4,000,058 shares (including (i) 3,910,018 shares held as a trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al., Peter K. Baker Life Insurance Trust, and John B. Baker Life Insurance Trust, (ii) 12,040 shares held individually and (iii) 78,000 shares issuable pursuant to stock options held individually). Subsequent to the filing of Schedule 13D/A, Mr. Rapaport, in his capacity as trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al., purchased an additional 119,300 shares in the open market, bringing the total beneficially owned by the Baker Family Group to 10,932,155 shares.

(2) Percentages in this column are determined in accordance with SEC Rule 13d-3. Based upon stock actually owned (that is, excluding Company options held by Mr. Rapaport and by all other Company option holders), the Baker Family Group currently owns a majority of the Company's issued and outstanding common stock.

(3) Includes 78,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 1, 2006.

(4) Includes 4,005,472 shares of common stock U/T/A dated 12/16/91 F/B/O Joan Baker et. al.. of which Mr. Rapaport is trustee; 11,923 shares for each of Peter K. Baker and John B. Baker Life Insurance Trusts, of which Mr. Rapaport is trustee; and 12,040 individually owned by Mr. Rapaport.

(5) Includes 111,200 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 1, 2006.

(6) Includes 240,500 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 31, 2006.

(7) Includes 429,700 shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 1, 2006.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth additional information as of October 31, 2005, about shares of our Common Stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

                                            (a)                      (b)                             (c)
                                --------------------------   -------------------------    -------------------------
                                                                                             Number of Securities
                                                                                           remaining available for
                                Number of Securities to be   Weighted-average exercise      future issuance under
                                 issued upon exercise of        price of outstanding      equity compensation plans
                                   outstanding options,        options, warrants and        (excluding securities
       Plan Category                warrants and rights                rights             reflected in column (a)).
-----------------------------   --------------------------   -------------------------    -------------------------
Equity compensation plans
approved by security holders           2,470,490(1)                 $ 2.99                       61,197

Equity compensation plans not
approved by security holders             156,000(2)                 $ 2.50                          -0-
                                       ---------                    ------                       ------
Total                                  2,626,490                    $ 2.96                       61,697
                                       ---------                    ------                       ------

(1) Includes options to purchase 1,479,200 shares of our common stock issued to the former chief executive officer and several directors. These options expired in December 2005 in connection with the resignation of such officer and directors from our company.

(2) Represents options to purchase 156,000 shares of our common stock issued to several former directors. These options expired in December 2005 in connection with the resignation of such directors from our company.

                              CORPORATE GOVERNANCE

      We believe that good corporate governance and fair and ethical business practices are crucial not only to our proper operation, but also to building and maintaining confidence in the integrity, reliability and transparency of the securities markets. We have kept abreast of the actions taken by Congress, the SEC and the American Stock Exchange to improve and enhance corporate governance, and we take our responsibilities in this area very seriously. This section explains some of the things we have done, or are considering, to improve the way we run Vermont Pure.

CODE OF ETHICS

      Our Board of Directors has adopted a code of ethics that applies to all of our employees, officers and directors. The code covers compliance with law; fair and honest dealings with us, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the code. You can review our code of ethics on our website located at www.vermontpure.com under the section entitled "Directors and Officers."

BOARD, COMMITTEE AND STOCKHOLDER MEETINGS

      Rules of the American Stock Exchange require that our Board of Directors meet at least quarterly. During the fiscal year ended October 31, 2005, the Board met four times in person and five times by telephone conference. The audit committee met four times in person and four times by telephone conference, the compensation committee met one time in person and one time by telephone conference and the executive committee met seven times during the year by telephone conference. No incumbent director attended fewer than 75% of the total number of meetings of the Board and committees of the Board on which he served.

      It is our policy that all members of the Board of directors attend the annual meeting of stockholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual stockholder meeting. In 2005, all directors attended the annual stockholder meeting in person except for John Baker, Philip Davidowitz, and Beat Schlagenhauf. Messrs. Baker and Davidowitz participated by conference telephone in the Board meeting held that day.

BOARD AND COMMITTEE INDEPENDENCE

      Board of Directors. Vermont Pure is a "controlled company" under the Corporate Governance Rules of the American Stock Exchange (AMEX), which means that a majority of its issued and outstanding voting stock is controlled by a single person or related group of persons, and that the company has elected controlled company status.

      A controlled company is exempted from certain rules otherwise applicable to companies whose securities are listed on AMEX, including (1) the requirement that a the company have a majority of independent directors; (2) the requirement that nominations to the company's Board be either selected or recommended by a nominating committee consisting solely of independent directors; and (3) the requirement that officers' compensation be either determined or recommended by a compensation committee consisting solely of independent directors.

      Of our seven current directors, we have determined that three of them - Philip Davidowitz, Martin Dytrych and John LaPides - are independent directors. (Of the eleven Board members who served during fiscal 2005, we determined that Philip Davidowitz, Robert Getchell, Carol Lintz, David Preston, Norman Rickard and Beat Schlagenhauf were independent. All of these directors, except for Mr. Davidowitz, resigned effective November 1, 2005.)

      Under the rules of the American Stock Exchange, no director qualifies as independent until the board makes an affirmative determination to that effect. In making this determination, the board must affirmatively conclude that the director does not have a material relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The Board considered, among other factors, the director's current and historic relationships with us and our competitors, suppliers, customers and auditors, including compensation directly or indirectly paid to the director; the director's professional and family relationships with management and other directors; the relationships that the director's current and former employers may have with us; and the relationships between us and other companies of which the director may be a director or executive officer. AMEX rules require that the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session. The independent directors met four times in person during fiscal year 2005.

      In fiscal 2006, as a result of this review, the Board determined that Messrs. Davidowitz, Dytrych and LaPides are independent.

      Chairman and Chief Executive Officer. The Chairman of the Board is Ross Rapaport, and the Chief Executive Officer is Peter Baker. Although most major companies in the United States have CEOs who also hold the position of chairman of the board, a number of studies on corporate governance have recommended that the positions be held by two different persons. Neither Mr. Rapaport nor Mr. Baker is an independent director.

      Compensation Committee. Although as a controlled company Vermont Pure does not have to have an independent compensation committee, we have elected to do so. The Board has determined that Messrs. Davidowitz, Dytrych and LaPides, as the members of the compensation committee, are independent. For more information about this committee and its functions, see "Committee Reports -- Compensation Committee Report" in this proxy statement.

      Audit Committee. Under AMEX rules, the Board is required to make certain findings about the independence and qualifications of the members of the audit committee. In addition to assessing the independence of the members under the AMEX rules, the Board also considered the requirements of Section 10A(m)(3) and Rule 10A-3 under the Securities Exchange Act of 1934. As a result of its review, the Board determined that Messrs. Davidowitz, Dytrych and LaPides, as the members of the audit committee, are independent. Mr. Dytrych serves as the chairman of the audit committee.

      In addition, the Board determined that:

      - each member of the audit committee is, as required by AMEX rules, is able to read and understand fundamental financial statements; and

      - at least one member of the committee, Mr. Dytrych, is "financially sophisticated" under the AMEX rules and is an "audit committee financial expert" under applicable provisions of the federal securities laws.

      If you would like more information about this committee and its functions, see "Committee Reports -- Audit Committee Report" in this proxy statement.

NOMINATING PROCESS

      Nominations. Vermont Pure is a "controlled company" under the Corporate Governance Rules of the American Stock Exchange (AMEX), which means that a majority of its issued and outstanding voting stock is controlled by a single person or related group of persons, and that the company has elected controlled company status.

      A controlled company is exempted from certain rules otherwise applicable to companies whose securities are listed on AMEX, including (1) the requirement that a the company have a majority of independent directors; (2) the requirement that nominations to the company's Board be either selected or recommended by a nominating committee consisting solely of independent directors; and (3) the requirement that officers' compensation be either determined or recommended by a compensation committee consisting solely of independent directors.

      Accordingly, nominations to our Board were made by the full Board of Directors. The Board has nominated the seven incumbent directors to serve as candidates for election as director, to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

      Nominations by Stockholders. Since 2000, we have had a by-law provision that authorizes a stockholder of record to submit to us the name of any person whom the stockholder wishes to nominate as a candidate for election to the board. In general, such a submission must be received by our corporate secretary at our principal office in Vermont at least 90 days prior to the scheduled date of the annual stockholder meeting, and must contain all information about the candidate that would be required to be disclosed in a proxy statement prepared and filed under federal and state law, as well as the proposed nominee's consent to be named as a nominee and to serve if elected. The stockholder must also provide information about his or her identity and the number of shares owned. If the nomination is made by a stockholder holding shares in "street name," then the identity and ownership information must be furnished about the beneficial owner of the shares. A candidate submitted by a stockholder as a nominee need not be nominated by the independent directors.

      Our by-laws do not obligate us to include information about the candidate in our proxy materials, nor does it require us to permit the stockholder to solicit proxies for the candidate using our proxy materials. The by-laws relate only to the procedure by which a stockholder may nominate a candidate for director. To date, no stockholder has proposed a candidate pursuant to our by-laws. We are not currently seeking new directors. If a stockholder should propose a candidate, we anticipate that the independent directors will evaluate that candidate on the basis of the criteria noted above. For additional information, please refer to Section 4.5 of our by-laws and the section entitled "Stockholder Proposals for the Next Annual Meeting" in this proxy statement.

      Recently adopted SEC rules that may require us to include in our future proxy statements information about a recommended stockholder nominee, but only when the following criteria are met:

      - the proposed nomination is received by a date not later than the 120th day before the date of our proxy statement released to stockholders in connection with the prior year's annual meeting; and

      - the stockholder or stockholder group making the proposal has beneficially owned more than 5% of our common stock for at least a year.

If these criteria are met, and provided that we have written consent from the proposed candidate and from the stockholder or stockholder group, we would be obliged to identify in our proxy statement the name of the candidate and the stockholder or stockholder group making the nomination, and to disclose our position regarding the nomination. By way of illustration, since this proxy statement was first sent to stockholders on or about March 15, 2006, the deadline for submission of a candidate's name by an eligible stockholder pursuant to this new SEC rule would be November 15, 2006 for the 2007 annual stockholder meeting.

STOCKHOLDER COMMUNICATIONS

      Our stockholders may communicate directly with the members of the Board of Directors or the chair of Board committees by writing directly to those individuals c/o Vermont Pure Holdings, Ltd. at the following address: 1050 Buckingham Street, Watertown, Connecticut 06795. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual.

                                COMMITTEE REPORTS
                             AUDIT COMMITTEE REPORT

      The information set forth in this report is not "soliciting material" and is not "filed" with the SEC or subject to Regulation 14A under, or the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Role of the Audit Committee

      The primary purpose of the audit committee is to assist the board in fulfilling its oversight responsibilities relating to (a) the quality and integrity of our financial statements and other financial reports, (b) our system of internal accounting controls, (c) the performance of our independent auditors and (d) our compliance with legal and regulatory requirements. The committee meets privately with the independent auditors, has the sole authority to retain and dismiss the independent auditors and reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee. The audit committee has the sole authority to approve transactions that may involve actual or apparent conflicts of interest. Additionally, the audit committee has responsibilities and authority necessary to comply with Exchange Act rules relating to (i) direct responsibility for the appointment, compensation, retention and oversight of our accountants, (ii) treatment of complaints and concerns relating to accounting, internal accounting controls and auditing matters, (iii) the engagement of independent counsel and other advisors, and (iv) determining appropriate funding for audit and audit-committee related expenses. These and other aspects of the audit committee's authority are more particularly described in the audit committee charter, filed as Annex A to our proxy statement filed with the SEC on March 1, 2004.

Review of our Audited Financial Statements for the Fiscal Year ended October 31, 2005

      The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended October 31, 2006 with management. The audit committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented.

      The audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and the audit committee has discussed the independence of Deloitte & Touche LLP with the firm. In evaluating the independence of Deloitte & Touche LLP, the Audit Committee considered that the only non-audit service that Deloitte & Touche LLP provides is preparation of our federal and state income tax returns.

      Based on the audit committee's review and discussions noted above, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended October 31, 2005.

                                              AUDIT COMMITTEE
                                              Philip Davidowitz
                                              Martin Dytrych, Chairman
                                              John LaPides

                          COMPENSATION COMMITTEE REPORT

      The compensation committee of the Board is currently composed of three directors, Messrs. Davidowitz, Dytrych and LaPides, who were appointed at the beginning of fiscal year 2006.

      The committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving discretionary grants of stock options and restricted stock under our stock option and incentive plans, which it administers.

      Although as a controlled company Vermont Pure is not required to have an independent compensation committee, we have decided to maintain that committee's independence. For companies other than controlled companies, AMEX rules require that the compensation of the chief executive officer be determined, or recommended to the board for its determination, by either a majority of independent directors or a wholly-independent compensation committee. We intend to continue to use our existing compensation committee, the members of which are independent, for this purpose. AMEX rules prohibit a CEO from being present during voting or deliberations with respect to his compensation. Compensation of all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present during voting or deliberations with respect to the compensation of executive officers other than himself. AMEX rules do not require that a compensation committee have a written charter, and our compensation committee does not have a written charter at this time.

      The following describes the compensation programs in effect during fiscal 2005.

Compensation Policy

      Our compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on our performance and on individual goals established for each of the executives for the fiscal year. Historically, we have also had longer term incentives based on stock-based compensation, consisting of options and restricted stock, but the current compensation committee intends to reduce the significance of stock-based compensation in our compensation scheme, preferring instead to emphasize the payment of cash bonuses based upon the attainment of performance goals. This lessened reliance on stock-based compensation reflects in part the fact that our two most senior executives have very significant ownership positions in our stock, which helps to ensure that their economic interests align with those of the other stockholders. All of the components of compensation are reviewed annually by the committee.

      Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established within the parameters set forth in employment agreements. When appropriate, the committee reviews various industry salary surveys in establishing compensation.

      The officer's performance over the prior year is assessed by comparing it to objectives and goals that are established by the Board of Directors, the committee and management in a strategic planning process. Payment of bonuses is currently determined by reference to specific performance related formulas in the employment agreements. The committee approves all such determinations.

      In fiscal year 2005, we granted restricted stock and stock options to some of our executives and key employees as a means of creating a long-term incentive and benefit. Restricted stock is generally awarded to vest on a future date; vesting may be based on certain performance criteria in order to reward an executive's commitment and success. Stock options are granted at the fair market value of shares of common stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the common stock appreciates. This creates a long-term goal for appreciation of the common stock which coincides with the interests of the stockholders.

Fiscal Year 2005 Compensation Committee Activity

      In a transitional year for the company, the committee focused its activities on (a) administering awards under existing executive employment agreements and (b) finalizing new agreements that reflect a downsized organization and provide incentives for future success.

      The committee granted the Chief Executive Officer and the Chief Financial Officer restricted stock awards and stock options during fiscal 2005. The restricted stock awards included performance elements. The stock options vested over time. Mr. Fallon's restricted stock and stock options were forfeited or expired following his resignation. All of our executive officers earned performance-based bonuses in accordance with their respective employment agreements, which, in general, provided for bonuses based upon the percentage of targeted earnings before interest, taxes, depreciation, and amortization (EBITDA) that the Company achieved in fiscal 2005.

      Following the sale of the retail segments of our business, the Board asked the committee to develop new contracts for our senior executives to replace those which were due to expire in October 2005. The committee accordingly established a series of principles to be applied to these agreements that reflected the company's new operating environment as well as the need to retain an experienced and proven management team.

      Effective January 1, 2005, the committee authorized new employment agreements with the Chief Executive Officer, Timothy Fallon; the President, Peter Baker; and the Executive Vice President, Jack Baker. Subsequently, the committee authorized employment agreements with the Chief Financial Officer, Bruce MacDonald, on March 24, 2005, and the Chairman Emeritus, Henry Baker, on July 1, 2005. For detailed discussion of these contracts, please refer to "Employment Contracts, Change-in-Control Arrangements and Severance Contracts"

      The committee considered that, for a period of time, Vermont Pure is going to be somewhat smaller, and that meeting financial and operational business targets is critical to maintaining both financing support and the company's strategic position. The new contracts have the following features reflecting the committee's resolution of these concerns:

   - moderately lower base salaries going forward and a slightly lower level of overall target compensation for the team;

   - a greater percentage of compensation to be earned through enhancing the profitability of the company as measured by EBITDA; and

   - a focus on quarterly business targets, determined yearly, based on the importance of timely achievement. In 2005 and 2006 these targets are financial covenants related to the company's credit agreement.

In the case of the Chairman Emeritus, the committee wished to ensure his continued availability in light of his many years of experience in the industry.

      Following his resignation, Mr. Fallon entered into a Severance Agreement with us which was approved by the current compensation committee. The Severance Agreement, which is also described under "Employment Contracts and Change-in-Control Arrangements," provided us with Mr. Fallon's consulting services for two years in connection with our general business and until the conclusion of the lawsuit in connection with pending litigation, and extended Mr. Fallon's non-competition agreement from one year to two years. In exchange, we agreed to pay Mr. Fallon severance compensation of $200,000 over an 18-month period beginning May 1, 2006, and a consulting fee of $50,000 payable May 1, 2006.

      In fiscal 2006, we authorized the payment of a one-time discretionary bonus of $15,000 to Mr. MacDonald as a reward for his significant contributions to the Company during the period of transition from the prior Board of Directors and management to the current Board and management.

                                      Respectfully submitted,

                                      COMPENSATION COMMITTEE
                                      Philip Davidowitz
                                      Martin Dytrych
                                      John LaPides

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal year 2005, David Preston and Robert Getchell served on our compensation committee. The current members are Philip Davidowitz, Martin Dytrych and John LaPides. Persons serving on our compensation committee had no relationships with us other than their relationship as directors entitled to the receipt of standard compensation as directors and members of certain committees of our board and their relationship to us as stockholders. No person serving on our compensation committee or on our board of directors is an executive officer of another entity for which any of our executive officers serves on the board of directors or on that entity's compensation committee.

                                PERFORMANCE GRAPH

      The following Performance Graph compares the performance of our cumulative stockholder return with that of the AMEX market index and a published industry index (the SIC Code Index for Grocery Related Products) for each of the most recent five fiscal years. The cumulative stockholder return for shares of our Common Stock and each of the indices is calculated assuming that $100 was invested on October 31, 2001. We paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                               (Graphics Omitted)

                                 2001     2002     2003     2004     2005
                                ------   ------   ------   ------   ------
Vermont Pure Holdings, LTD.     100.00   126.67   112.67    59.67    68.00
SIC Code Index                  100.00    68.03    90.84   103.69   121.42
Amex Market Index               100.00   116.55   134.42   136.94   147.97

                              CERTAIN TRANSACTIONS

Subordinated Notes Issued to Significant Stockholders

      In October 2000, we issued the stockholders of Crystal Rock (members of the Baker family and related family trusts) subordinated promissory notes due in 2007 in the original principal amount of $22,600,000. In fiscal 2004, we paid $5,000,000 in principal on these notes with part of the proceeds from the sale of the assets of our retail business. In fiscal 2005, we paid $3,600,000 in principal on the notes in conjunction with the refinancing of our senior debt facility. As part of the refinancing, we restructured the terms of the subordinated notes. The following table shows the holder, the remaining principal amount on October 31, 2005 and the amount paid each holder for interest and principal.

                                          PRINCIPAL     PRINCIPAL PAID IN    INTEREST PAID IN
           RELATED PARTY                   BALANCE      FISCAL YEAR 2005     FISCAL YEAR 2005
-------------------------------------    -----------    -----------------    ----------------
Henry E. Baker                           $ 3,089,000           400,000         $   405,000
John B. Baker                            $ 4,700,000           500,000         $   607,000
Peter K. Baker                           $ 4,700,000           500,000         $   607,000
Joan A. Baker                            $ 1,511,000                 -         $   182,000
Ross S. Rapaport, Trustee U/T/A dated
 12/16/91 F/B/O Joan Baker et al.                  -       $ 2,200,000         $   181,000
                                         -----------       -----------         -----------
         Total                           $14,000,000       $ 3,600,000         $ 1,982,000

      Henry Baker and his sons, John and Peter Baker, are directors and executive officers. Joan Baker is the wife of Henry and the mother of Peter and John. During fiscal 2005, Ross Rapaport was associated with Pepe & Hazard LLP, a law firm which we engage regularly for various legal matters. During 2005, we paid the firm $118,000.

      As restructured in 2005, the subordinated notes bear interest at 12%, compounded quarterly, with payments due on the 20th of February, May, August and November. The notes mature in 2012 and we are required to pay interest only until maturity. There is a balloon payment of the full principal amount at maturity. The subordinated notes become due and payable in case of liquidation, dissolution, insolvency, sale of the business or acceleration of the senior debt. Our senior debt facility makes funds available for repayment of the subordinated notes if we attain certain financial criteria. There is no prepayment penalty for repaying the subordinated notes.

      The subordinated notes are secured by all of our assets, but the subordinated notes and security interest are junior and subordinated to the senior debt owed to and the security interest in favor of Bank of America and its successors. Under the related subordination agreement, we may pay, and the holders of the subordinated notes may accept, quarterly interest payments so long as there is no default on the senior debt and the payment would not cause such a default. The holders of the subordinated notes can accrue unpaid interest, and we may pay those amounts, if such payments would not result in a default on the senior debt. The holders of the subordinated notes have pledged a continuing security interest in the subordinated notes to Bank of America.

Related Party Leases

      We lease a 72,000 square foot facility in Watertown, Connecticut from Henry E. Baker, as trustee of the Baker Grandchildren's Trust, and a 22,000 square foot facility in Stamford, Connecticut from Henry E. Baker, both of which expire in 2010. Annual rent payments for the ten year leases are as follows:

             2000 - 2005  2005 - 2010
             -----------  -----------
Watertown     $ 360,000    $ 414,000
Stamford      $ 216,000    $ 248,400

      The Watertown, Connecticut facility contains a water purification and bottling plant, warehouse space, a truck garage and office space. We lease this property on a "triple net" basis, for a ten year term which began in October 2000, with an option to extend the lease for a negotiated rent for an additional five years. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. In fiscal year 2005, the fifth year of the lease, we paid $365,000 in rent which reflects the change of the annual rate as dictated by the lease.

      The Stamford property includes warehouse space, a truck garage and office space. We entered into this lease in October 2000 and have an option to extend this ten year "triple net" lease for a negotiated rent for an additional five years. Either party may terminate the lease prior to expiration upon nine months' notice to the other, but if we terminate, we must pay a termination fee equal to six months' rent. We believe that the rent we pay for this facility is at least as favorable as we could have obtained in an arm's-length transaction. In fiscal year 2005, the fifth year of the lease, we paid $219,000 in rent which reflects the change of the annual rate as dictated by the lease.

Related Party Supplier

      We own approximately 24% of the common equity of a software company named Computer Design Systems, Inc. (d/b/a Voyageur Software), or CDS. Peter K. Baker, our president and director, is a member of the board of directors of CDS. We use software designed, sold and serviced by CDS in our home and office delivery system to manage customer service, deliveries, inventory, billing and accounts receivable. During fiscal year 2005, we paid CDS $218,000 for service, software and hardware.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Current Independent Registered Public Accounting Firm

      The audit committee engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal years ending October 31, 2005, 2004, and 2003. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement if he desires to do so. He is also expected to be able to respond to appropriate questions.

      The audit committee has not yet selected an independent registered public accounting firm to audit our financial statements for fiscal 2006.

Independent Registered Public Accounting Firm Fees

      The following is a summary of the fees for professional services rendered by Deloitte & Touche LLP for the fiscal years ended October 31, 2005 and 2004:

                               FEES
                       --------------------
   FEE CATEGORY          2005        2004
------------------     --------    --------
Audit fees             $203,000    $116,000
Audit-related fees            -           -
Tax fees                 80,000     100,000
All other fees                -           -
                       --------    --------
    Total fees         $283,000    $216,000
                       ========    ========

      Audit Fees: Audit fees were for professional services rendered for the audit of our annual financial statements, the review of quarterly financial statements and the preparation of statutory and regulatory filings.

      Audit-Related Fees: Audit-related fees were for professional services rendered in connection with employee benefit plan audits, accounting consultations, due diligence and audits in connection with acquisitions.

      Tax Fees: Tax fees consist of fees billed for professional services for tax compliance, tax planning and tax advice. These services include assistance regarding federal and state tax compliance and planning, tax audit defense, and mergers and acquisitions.

      All Other Fees: All other fees includes assistance with miscellaneous reporting requirements and interpretation of technical issues.

      The audit committee considered and determined that the provision of non-audit services provided by Deloitte & Touche LLP is compatible with maintaining the firm's independence.

PRE-APPROVAL POLICIES AND PROCEDURES

      At present, our audit committee approves each engagement for audit and non-audit services before we engage Deloitte & Touche LLP to provide those services.

      Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage Deloitte & Touche LLP to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by Deloitte & Touche LLP for fiscal 2005 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Officers, directors and ten-percent-stockholders are charged by the SEC to furnish us with copies of all Section 16(a) forms they file.

      Based solely upon a review of Forms 3, 4 and 5 and amendments to those forms furnished to us during fiscal 2005, and, if applicable, written representations that a Form 5 was not required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and ten-percent-stockholders were fulfilled in a timely manner.

                             SOLICITATION OF PROXIES

      We are soliciting proxies in the enclosed form and paying the cost of the solicitation. In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our common stock.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

      In order to be eligible for inclusion in our proxy statement and form of proxy for the annual meeting scheduled to be held in 2007, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to our principal executive offices at least 120 days prior to the anniversary date of mailing of this proxy statement. This proxy statement was sent on or about March 15, 2006, so the date by which proposals are required to be received under Rule 14a-8 will be November 15, 2006.

      Section 3.7 of our by-laws requires that a stockholder who wishes to bring an item of business before the annual meeting must provide notice of such item of business to us at our principal executive offices not less than 90 days before the date for such meeting. We currently anticipate that next year's annual meeting will take place at approximately the same time of the year, or on or about April 25, 2006. In that case, the deadline for submission of notice will be January 25, 2006. Section 4.5 of our by-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the board of directors. For a meeting scheduled on April 25, 2006, any proposal or nomination submitted after January 25, 2006 will be untimely. Our by-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Finally, SEC rules require us to disclose in our proxy materials certain information about candidates for nomination to the board who are recommended by a stockholder or group of stockholders owning more than 5% of our common stock. The deadline for notice to us of such a recommendation is 120 days prior to the anniversary date of mailing of this proxy statement, or November 15, 2006.

                            AVAILABILITY OF FORM 10-K

      We are providing, without charge, to each person solicited by this proxy statement a copy of our annual report on Form 10-K for the fiscal year ended October 31, 2005, including our financial statements but excluding the exhibits to the Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact Bruce S. MacDonald, Chief Financial Officer, Vermont Pure Holdings, Ltd., 1050 Buckingham Street, Watertown, Connecticut 06795, telephone 802-860-1126. Our annual report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on our website (http://www.vermontpure.com) and the SEC's website (http://www.sec.gov).

                       VERMONT PURE HOLDINGS, LTD. - PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING TO BE HELD ON APRIL 26, 2006

      The undersigned Stockholder(s) of VERMONT PURE HOLDINGS, LTD., a Delaware corporation ("Company"), hereby appoints Ross S. Rapaport and Peter K. Baker, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares of stock held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 26, 2006 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given on the reverse and in the discretion of the proxies upon all other matters that may properly come before the Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE FOLLOWING PROPOSALS.

      The undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE.)

                         PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS

                           VERMONT PURE HOLDINGS, LTD.

                                 APRIL 26, 2006

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example

1.  Election of the following directors:

    Henry E. Baker          Martin A. Dytrych
    John B. Baker           John M. LaPides
    Peter K. Baker          Ross S. Rapaport
    Phillip Davidowitz

    [ ] FOR all nominees listed above except as marked to the contrary below.

    [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

    ____________________

2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

    I PLAN ON ATTENDING THE ANNUAL MEETING  [ ]

    Signature ____________________
    Signature if held jointly ________________________ Dated _____________, 2006

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.